As filed with the Securities and Exchange Commission on January 23, 2012

An Exhibit List can be found on page II-2.

Registration No. 333-178230

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington DC 20549

Amendment No. 3 to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MARATHON BAR CORP.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation or organization)

8090

(Primary Standard Industrial Classification Code Number)

990370688

 (I.R.S. Employer Identification Number)

427 N Tatnall St. #32607

Wilmington, DE 19801-2230

(888) 267-1134

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Marathon Bar Corp.

c/o Delaware Intercorp, Inc.

113 Barksdale Professional Center

Newark, DE 19711

Phone: (302)266-9367

Fax: (302)266-9940

 (Address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Law Offices of Jonathan D. Strum

5638 Utah Avenue NW

Washington DC 20015

Ph: (202) 362-9027

Fax: (202) 362-9037

Email: jdstrum@jdstrumlaw.com

As soon as practicable after the effective date of this registration statement

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting Company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting Company ☒

(Do not check if a smaller reporting Company)

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit 1	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee 2

Common Stock by Company	1,500,000	$0.10	$150,000	$17.40

(1) The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2) Estimated solely for the purpose of calculating the registration fee based on Rule 457 (o).

(3) The offering will conclude at the earlier of the sale for all shares or 90 days after this registration statement becomes effective with the Securities and Exchange Commission.

The Registrant hereby amends this Registration Statement on such date as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

MARATHON BAR CORP.

UP TO 1,500,000 SHARES OF COMMON STOCK

Prior to this registration, there has been no public trading market for the common stock of Marathon Bar Corp.  (“MBC”) and it is not presently traded on any market or securities exchange. Up to 1,500,000 shares of common stock are being offered for sale by the Company to the public.

The price per share will be $0.10 for the duration of the offering. The offering will conclude at the earlier of the sale for all shares or 180 days after this registration statement becomes effective with the Securities and Exchange Commission, unless extended for an additional period of 90 days by the Company. Funds raised under this offering will not be held in trust or in any escrow account and all funds raised regardless of the amount will be available to the Company.  MBC will be selling all the shares and will receive all proceeds from the sale. The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. MBC’s president, CEO and sole Director will be responsible for the sale of shares.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 8 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

This offering is self-underwritten. No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. There are no underwriting commissions involved in this offering.

There is no minimum number of shares that must be sold but the Company will use its best efforts to sell the securities offered. The Company will retain the proceeds from the sale of any of the offered shares.

Marathon Bar is a development stage company. We have generated no revenues from operations since our inception. This prospectus shows the actions we believe that will lead to the creation of our business and operations.  However, as of the date of this prospectus our auditors stated that the Company has solely incurred expenses and has no operating income, which raise substantial doubt about its ability to continue as a going concern. This going concern opinion is due to the fact that we do not have enough material assets, or a source of revenue sufficient to cover our operation costs. The Company is highly dependent upon the raising of additional capital through the sale of our common stock in order to implement its business plan.  The ability of the Company to continue as a going concern is dependent on raising capital to fund its business plan and ultimately to attain profitable operations.

As of the date of this prospectus there is currently no market for the company’s shares.

The offering will conclude at the earlier of the sale for all shares or 180 days after this registration statement becomes effective with the Securities and Exchange Commission.

The date of this prospectus is __________ _, 201_.

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The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

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DEALER PROSPECTUS DELIVERY OBLIGATION

Until                          , (90 days after the effective date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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SUMMARY INFORMATION

This summary provides an overview of the most significant information contained elsewhere in this prospectus. It does not contain all the detailed information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements contained herein.

Summary Information about Marathon Bar Corp.

Marathon Bar, Inc. (“MBC, “we”, “the Company”) was incorporated in the State of Delaware as a for-profit Company on October 13, 2011 and established a fiscal year end of December 31. We are a development-stage Company that are committed to provide on our website organic solutions for amateur and professional athletes outside of the United States , by developing services to distribute organic food for those who want to be healthier and have a sports based life style every day.

We have no arrangements in place with any of the companies identified as organic food suppliers, appliances suppliers, delivery companies or nutritionists.

We have virtual mail address at 427 N Tatnall St., #32607, Wilmington, DE 19801-2230, our telephone and fax number is (888)267-1134.  Except for the virtual mail address and the use of a room at the premises of our President located at 45 Bait Vegan Street Jerusalem for our operations in Israel, the Company does not own or rent any property.  We expect that once our business is able to expand and we have the financial resources then we will seek additional rental locations for our operations, including in Israel.

As of November 18, 2011, there was US$29,993 of cash on hand in the corporate bank account. As of November 14, 2011, we raised $30,000 through the sale of our common stock to our sole Officer and Director, Mr. Israel Menahem Vizel. We currently have liabilities of US$ 4,738, represented by expenses accrued during its start-up. In addition, the Company anticipates incurring costs associated with this offering totaling approximately $20,000. As of the date of this prospectus, we have generated no revenues from our business operations. The following financial information summarizes the more complete historical financial information as indicated on the audited financial statements of the Company filed with this prospectus.

As of the date of this filing, the Company has generated no revenues and has not entered into any agreement, arrangement or understanding with any retailers for its services, and failure to raise funds will require the Company to cease operations. The Company’s President, Israel MenahamVizel, has indicated that he may lend the Company funds in the form of a non-secured loan to meet its short to medium term (up to 12 months) financial obligations, but there is no contract in place or written agreement between the Company and Mr. Israel Menaham Vizel and there can be no assurances that he will assist the Company in meeting its short term financial obligations.

MBC has no plans or intention to be acquired or to merge with an operating company. Additionally, there are no plans to enter into a change of control or similar transaction or change the management of the company.

Summary of the Offering by the Company

MBC has 3,000,000 shares of common stock issued and outstanding and is registering an additional 1,500,000 shares of common stock for offering to the public. We will endeavor to sell all 1,500,000 shares of common stock after this registration becomes effective. The price at which we will offer these shares is fixed at $0.10 per share for the duration of the offering.  We will receive all proceeds from the sale of the common stock.

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Securities being offered by the Company, common stock, par value $0.0001	Up to 1,500,000 shares of common stock are offered by the Company.

Offering price per share by the Company.	A price, if and when the Company sells the shares of common stock, is set at $0.10.

Number of shares outstanding before the offering of common shares.	3,000,000 common shares are currently issued and outstanding.

Number of shares outstanding after the offering of common shares.	4,500,000 common shares will be issued and outstanding after this offering is completed.

Minimum number of shares to be sold in this offering	None.

Market for the common shares

There is no public market for the common shares. The price per share is $0.10.

Upon the effectiveness of this registration statement we intend to arrange for a broker dealer to apply on our behalf for quotation on the Over-the Counter Bulletin Board (“OTCBB”). There are no assurances that we can get a broker dealer to apply on our behalf or that our common stock will be approved for quotation on the OTCBB or that, if approved, any meaningful market for our common stock will ever develop.

Use of proceeds	MBC will receive all proceeds from the sale of the common stock. If all 1,500,000 common shares being offered are sold, the total gross proceeds to the Company would be $150,000. The Company intends to use the proceeds from this offering (all the following values described are our best estimation considering the available data): (1) $5,000 in market research and analysis for distributing sports related organic food; (2) $3,500 in legal and regulatory research; (3) $2,000 in the development of the detailed services concept; (4) $2,500 in the development of the detailed Marketing Plan; (5) $2,500 in suppliers selections and partnership; (6) $8,000 in hiring sports nutritionists' services; (7) $11,000 in website development; (8) $1,500 in Transfer Agent & Printing; (9) $6,000 in legal & accounting; (10) $3,000 in miscellaneous expenses. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $20,000 are being paid for by MBC.

Termination of the offering	The offering will conclude at the earlier of the sale for all shares or 180 days after this registration statement becomes effective with the Securities and Exchange Commission. MBC may at its discretion extend the offering for an additional 90 days.

Terms of the offering	The Company’s president and sole Director will sell the common stock upon effectiveness of this registration statement.

You should rely only upon the information contained in this prospectus. MBC has not authorized anyone to provide you with information different from that which is contained in this prospectus. The Company is offering to sell shares of common stock and seeking offers only in jurisdictions where offers and sales are permitted. The information contained in here is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock.

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Summary of Financial Information

The following summary financial information for the periods stated summarizes certain information from our financial statements included elsewhere in this prospectus. You should read this information in conjunction with Management's Plan of Operations, the financial statements and the related notes thereto included elsewhere in this prospectus.

Balance Sheet	As of November 18, 2011
Total Assets	US$	34,433
Total Liabilities	US$	4,738
		$(306)
Stockholder’s Deficit	*See balance sheets in the financial statement

Operating Data	October 30, 2011 through November 18, 2011
Revenue		$0.00
Net Loss	US$	306
Net Loss Per Share		$0.00

As shown in the financial statements accompanying this prospectus, MBC has had no revenues to date and has incurred only losses since its inception. The Company has had no operations and has been issued a “going concern” opinion from their accountants, based upon the Company’s reliance upon the sale of our common stock as the sole source of funds for our future operations.

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business and prospects before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

The Company considers the following to be the most significant material risks to an investor regarding this offering. MBC should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

INVESTING IN THE COMPANY IS A HIGHLY SPECULATIVE INVESTMENT AND COULD RESULT IN THE ENTIRE LOSS OF YOUR INVESTMENT

 A purchase of the offered shares is highly speculative and involves significant risks. The offered shares should not be purchased by any person who cannot afford the loss of their entire investment. The business objectives of the company are also speculative, and it is possible that we could be unable to satisfy them. The company’s shareholders may be unable to realize a substantial return on their purchase of the offered shares, or any return whatsoever, and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

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IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES

A market for our common stock may never develop. We intend to contact an authorized OTC Bulletin Board market-maker for sponsorship of our securities on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, our shares may never be traded on the bulletin board, or, if traded, a public market may not materialize. If our common stock is not traded on the bulletin board or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

BECAUSE OUR AUDITORS HAVE ISSUED A GOING CONCERN OPINION REGARDING OUR COMPANY, THERE IS A RISK ASSOCIATED WITH INVESTING IN OUR BUSINESS

Our auditors have issued a going concern opinion regarding our Company, as we do not have material assets, nor do we have operations or a source of revenue sufficient to cover our operation costs.  The Company has a deficit accumulated since inception (October 13, 2011) through November 18, 2011 of ($306).  The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business operations, or merge with an operating company.

There is no assurance that the Company will be successful in either situation in order to continue as a going concern. The sole Officer and Director has committed to advancing certain operating costs of the Company.

The ability of the Company to continue is dependent on raising capital to fund its business plan and ultimately to attain profitable operations.  Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amount and classification of liabilities that might cause results from this uncertainty.  The Company is funding its initial operations by issuing paid for Founder’s shares.   As of November 14, 2011, the Company had issued 3,000,000 Founder’s shares at $0.01 per share for net funds to the Company of $30,000.

We reserve the right to seek additional funds through private placements of our common stock and/or through debt financing. Our ability to raise additional financing is unknown. We do not have any formal commitments or arrangements for the advancement or loan of funds. For these reasons, our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern. As a result, there is an increased risk that you could lose the entire amount of your investment in our company.

AS WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT FOR INVESTORS' SUBSCRIPTIONS, IF WE FILE FOR OR ARE FORCED INTO BANKRUPTCY PROTECTION, INVESTORS WILL LOSE THEIR ENTIRE INVESTMENT

Invested funds for this offering will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection, or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

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BUYERS WILL PAY MORE FOR OUR COMMON STOCK THAN THE PRO RATA PORTION OF THE ASSETS ARE WORTH; AS A RESULT, INVESTING IN OUR COMPANY MAY RESULT IN AN IMMEDIATE LOSS

The offering price and other terms and conditions regarding the company’s shares have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

The arbitrary offering price of $0.10 per common share as determined herein is substantially higher than the net tangible book value per share of our common stock. Our assets do not substantiate a share price of $0.10. This premium in share price applies to the terms of this offering and does not attempt to reflect any forward looking share price subsequent to the company obtaining a listing on any exchange, or becoming quoted on the OTC Bulletin Board.

THE COMPANY’S MANAGEMENT COULD ISSUE ADDITIONAL SHARES, SINCE THE COMPANY HAS 100,000,000 AUTHORIZED SHARES, DILLUTING THE CURRENT SHARE HOLDERS’ EQUITY

The company has 100,000,000 authorized shares, of which only 3,000,000 are currently issued and outstanding and only 4,500,000 will be issued and outstanding after this offering terminates. The company’s management could, without the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity position of the company’s current shareholders. Additionally, large share issuances would generally have a negative impact on the company’s share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment.

IN THE EVENT THAT THE COMPANY’S SHARES ARE TRADED, THEY MAY TRADE UNDER $5.00 PER SHARE AND THUS WILL BE A PENNY STOCK. TRADING IN PENNY STOCKS HAS MANY RESTRICTIONS AND THESE RESTRICTIONS COULD SEVERLY AFFECT THE PRICE AND LIQUIDITY OF THE COMPANY’S SHARES

In the event that our shares are traded, and our stock trades below $5.00 per share, our stock would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the “SEC”) has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

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SINCE OUR COMPANY’S SOLE OFFICER AND DIRECTOR CURRENTLY OWNS 100% OF THE OUTSTANDING COMMON STOCK, INVESTORS MAY FIND THAT HIS DECISIONS ARE CONTRARY TO THEIR INTERESTS

The Company’s sole Officer and Director, Mr. Vizel, owns 100% of the outstanding shares and will own 67% after this offering is completed. Accordingly, he will have full control in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. While we have no current plans with regard to any merger, consolidation or sale of substantially all of our assets, the interests of Mr. Vizel may still differ from the interests of the other stockholders.

Accordingly, no person should purchase the offered shares unless willing to entrust all aspects of management to the sole Officer and Director, or her successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business abilities of the Company’s management.

SINCE WE ARE A DEVELOPMENT STAGE COMPANY, WE DO NOT ANTICIPATE PAYING DIVIDENDS IN THE FORSEEABLE FUTURE AND AS SUCH OUR STOCKHOLDERS WILL NOT BE ABLE TO RECEIVE A RETURN ON THEIR INVESTMENT UNLESS THEY SELL THEIR SHARES OF COMMON STOCK

We do not anticipate paying dividends on our common stock in the near future, but plan rather to retain earnings, if any, for growth and expansion of our business.  Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them.  There is no assurance that stockholders will be able to sell shares when desired.

SINCE THE COMPANY ANTICIPATES OPERATING EXPENSES WILL INCREASE PRIOR TO EARNING REVENUE, WE MAY NEVER ACHIEVE PROFITABILITY

The Company anticipates increases in its operating expenses, without realizing any revenues from its business activities. Within the next 12 months, the Company will have estimated costs of $45,000 and there is no history upon which to base any assumption as to the likelihood that the Company will prove successful. We cannot provide investors with any assurance that our products will attract customers; generate any operating revenue or ever achieve profitable operations. If we are unable to address these risks, there is a high probability that our business can fail, which will result in the loss of your entire investment.

THIS OFFERING IS AIMING TO RAISE $150,000 WITH WHICH WE BELIEVE IS THE IDEAL AMOUNT TO START OUR OPERATION UNTIL THE COMPANY BEGINS TO GENERATE REVENUE OR ACQUIRE FINANCING RESOURCES. EVEN IF WE SUCCEED TO RAISE THIS ENTIRE AMOUNT, FAILING TO MANAGE IT PROPERLY OR IF IT IS NOT ENOUGH UNTIL THE COMPANY CAN OPERATE BY ITSELF MAY RESULT IN PERIODIC INTERRUPTIONS OR BUSINESS FAILURE

The amount of $150,000 was estimated (see section “Plan of Operation” on page 41) using our best efforts and information available in order to create the condition to start the operation of the Company. In the case of our estimation fails, we will need to look for more financial resources. If we cannot raise more investments to fund the start of our operation, we may be forced to periodically interrupt our activities or even stop it at all.

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 Even if all the $150,000 is raised, the success to start our operation will depend on our ability to manage and perform all the planned actions within this budget and the planned time. Considering that Company’s sole Officer and Director does not have specific experience in the distribution of sports health bars market and in managing a company like Marathon Bar, there is a possibility that what was planned cannot be fully accomplished, due to mistakes that may occur due to his specific inexperience. Consequently, it may lead to the need to acquire more investments or even hire better qualified third party consultants. If we cannot raise more funds or hire the required professionals, we may be forced to periodically interrupt our activities or even stop it at all.

For this reason, each prospective purchaser of the offered shares could lose a substantial amount, or all, of his or her investment.

IF WE DO NOT OBTAIN ADEQUATE FINANCING, OUR BUSINESS WILL FAIL, RESULTING IN THE COMPLETE LOSS OF YOUR INVESTMENT

Because our sole Officer and Director may be unwilling or unable to loan or advance any additional capital to us, we believe that if we do not raise additional capital within 12 months of the effective date of this registration statement, we may be required to suspend or cease the implementation of our business plans. Due to the fact that there is no minimum and no refunds on sold shares, you may be investing in a company that will not have the funds necessary to develop its business strategies. As such we may have to cease operations and you could lose your entire investment.

Besides, if we are not successful in earning revenues once we have started our sales activities, we may require additional financing to sustain business operations. Currently, we do not have any arrangements for financing and can provide no assurance to investors that we will be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including the Company’s ability to attract customers. These factors may have an effect on the timing, amount, terms or conditions of additional financing and make such additional financing unavailable to us.

No assurance can be given that the Company will obtain access to capital markets in the future or that financing, adequate to satisfy the cash requirements of implementing our business strategies, will be available on acceptable terms. The inability of the Company to gain access to capital markets or obtain acceptable financing could have a material adverse effect upon the results of its operations and upon its financial conditions.

SINCE WE ARE A NEW COMPANY AND LACK AN OPERATING HISTORY, WE FACE A HIGH RISK OF BUSINESS FAILURE WHICH WOULD RESULT IN THE LOSS OF YOUR INVESTMENT

We are a development stage company formed recently to carry out the activities described in this prospectus and thus has only a limited operating history upon which an evaluation of its prospects can be made. We were incorporated on October 13, 2011 and to date we have been involved primarily in the creation of our business plan and we have transacted no business operations. Thus, there is no internal or industry-based historical financial data upon which to estimate the company’s planned operating expenses.

The company expects that its results of operations may also fluctuate significantly in the future as a result of a variety of market factors, including, among others, the dominance of other companies offering similar services and products, the entry of new competitors into the organic sports energy bars, our ability to attract, retain and motivate qualified personnel, the initiation, renewal or expiration of our customer base, pricing changes by the company or its competitors, specific economic conditions in the nutritional sports market and general economic conditions. Accordingly, our future sales and operating results are difficult to forecast.

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BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, OUR MARKETING CAMPAIGN AND SALES STRATEGY MAY NOT BE ENOUGH TO ATTRACT SUFFICIENT CLIENTS AND PARTNERS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS

Due to the fact we are small and do not have much capital, we must limit our marketing and sales activities and may not be able to make our portfolio of products and services known to potential customers and partners. Because we will be limiting our marketing and sales activities, we may not be able to attract enough customers and partners to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

AS THE COMPANY’S SOLE OFFICER AND DIRECTORHAS OTHER OUTSIDE BUSINESS ACTIVITIES, HE MAY NOT BE IN A POSITION TO DEVOTE A MAJORITY OF HIS TIME TO THE COMPANY, WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR BUSINESS FAILURE

Mr. Israel Menaham Vizel, our sole Officer and Director, has other business interests and currently devotes approximately 10-15 hours per week to our operations. Our operations may be sporadic and occur at times which are not convenient to Mr. Vizel, which may result in periodic interruptions or suspensions of our business plan. If the demands of the Company’s business require the full business time of our sole Officer and Director, he is prepared to adjust his timetable to devote more time to the Company’s business. However, he may not be able to devote sufficient time to the management of the Company’s business, which may result in periodic interruptions in implementing the Company’s plans in a timely manner. Such delays could have a significant negative effect on the success of the business.

KEY MANAGEMENT PERSONNEL MAY LEAVE THE COMPANY WHICH COULD ADVERSELY AFFECT THE ABILITY OF THE COMPANY TO CONTINUE OPERATIONS

The Company is entirely dependent on the efforts of its sole Officer and Director. His departure or the loss of any other key personnel in the future could have a material adverse effect on the business. There is no guarantee that replacement personnel, if any, will help the Company to operate profitably. The Company does not maintain key person life insurance on its sole Officer and Director.

IT MAY BE IMPOSSIBLE TO HIRE ADDITIONAL EXPERIENCED PROFESSIONALS, IF NECESSARY, AND WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS

Since our management does not have prior experience in the selling of products and services for the sports energy market, we may need to hire additional experienced personnel to assist us with the operations. If we need the additional experienced personnel and we cannot hire them, we could fail in our plan of operations and have to suspend operations or cease them entirely.

Moreover, as planned, we anticipate the need of contracting nutritionists to help us in the development of organic sports energy bars and information concerning the distribution of such products, as our sole Officer and Director has limited experience in this field. If we do not succeed in finding, contracting or retaining skilled nutritionists  and sports enthusiasts, an important part of our business will be affected, which may lead to the suspension of our operation or the cession of it completely.

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SINCE OUR SOLE OFFICER AND DIRECTOR RESIDES IN ISRAEL, THE COMPANY MAY FACE SOME DIFFICULTIES DEVELOPING ITS IMPORTING BUSINESS

Since our management’s residence is in the city of Jerusalem, in Israel, his ability to develop relationships with foreign manufactures of health bars is limited. Due to this fact, all the contact with our possible suppliers and partners will not be in person, that can negatively affect the results of a partnership or business negotiation.  If we cannot establish the proper relationship with our possible suppliers and partners, our business will fail, resulting in the total loss of our shareholders investments.

WE MAY NOT BE ABLE TO FIND SUITABLE SUPPLIERS AND CLOSE PARTNERSHIPS REQUIRED FOR OUR BUSINESS TO WORK.

An important part of our business concept and of revenue generation will rely on our ability to select and retain organic sports bar suppliers. If we are unable to find suitable suppliers and we do not have the ability to have profitable partnerships with them, our operation would be affected. Therefore, our operation, revenue and financial success could be severely affected, resulting in the suspension of our operation or the cession of it completely.

BECAUSE OUR MANAGEMENT IS INEXPERIENCED IN OPERATING A SPORTS NUTRITION DISTRIBUTION NETWORK, OUR BUSINESS PLAN MAY FAIL

Our management does not have any specific training in running a business for distributing and  for selling organic energy bars. With no direct training or experience in this area, our management may not be fully aware of many of the specific requirements related to working within this industry. As a result, our management may lack certain skills that are advantageous in managing our company. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this industry.

BECAUSE WE ARE NOT ESTABLIHED, OUR PRODUCTS,  SERVICES AND NAME HAVE LITTLE, IF ANY, NAME RECOGNITION, WE MAY BE PREVENTED FROM GENERATING REVENUES, WHICH WILL REDUCE THE VALUE OF YOUR INVESTMENT

Because we are a new company with new services and products and we have not conducted advertising, there is little or no recognition of our name. As a result, consumers may search services and products other than ours that have brand recognition in the market and we may be unable to generate sufficient revenues to meet our expenses or meet our business plan objectives, which will reduce the value of your investment.

THE COMPANY MAY BE UNABLE TO MAKE NECESSARY ADJUSTMENTS ON ITS WEBSITE IN A TIMELY MATTER, WHICH WOULD DIRECTLY AFFECT OUR BUSINESS

In the case of any problem on our Website, due to an attack by hackers, viruses or any other factor, it is fundamental to resolve the problem almost immediately, as we are dependent on our website to generate revenue. Because the Company does not have an exclusive technician to detect and deal with any  problem with our website, it may take us some time to realize that a problem exist and after that, it may take long time until we find a capable and available technician to solve our website issue.

OUR SOLE OFFICER AND DIRECTOR, MR. ISRAEL MENAHEM VIZEL, IS LOCATED IN ISRAEL.  ANY ATTEMPT TO ENFORCE LIABILITIES UPON MR. VIZEL UNDER THE U.S. SECURITIES AND BANKRUPTCY LAWS MAY BE DIFFICULT.

Since our sole Officer and Director, Mr. Israel Menahem Vizel is located in Israel, any attempt to enforce liabilities upon such individual under the U.S. securities and bankruptcy laws may be difficult.

In accordance with the Israeli Law on Enforcement of Foreign Judgments, 5718-1958, and subject to certain time limitations (the application to enforce the judgment must be made within five years of the date of judgment or such other period as might be agreed between Israel and the United States), an Israeli court may declare a foreign civil judgment enforceable if it finds that:

•	the judgment was rendered by a court which was, according to the laws of the State in which the court is located, competent to render the judgment;
•	the judgment may no longer be appealed;

•	the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and;
•	the judgment is executory in the State in which it was given.

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An Israeli court will not declare a foreign judgment enforceable if:

•	the judgment was obtained by fraud;
•	There is a finding of lack of due process;
•	the judgment was rendered by a court not competent to render it according to the laws of private international law in Israel;
•	the judgment is in conflict with another judgment that was given in the same matter between the same parties and that is still valid; or
•	the time the action was instituted in the foreign court, a suit in the same matter and between the same parties was pending before a court or tribunal in Israel.

In general, an obligation imposed by the judgment of a United States court is enforceable according to the rules relating to the enforceability of judgments in Israel, and a United States court is considered competent to render judgments according to the laws of private international law in Israel.

Furthermore, Israeli courts may not adjudicate a claim based on a violation of U.S. securities laws if the court determines that Israel is not the most appropriate forum in which to bring such a claim. Even if an Israeli court agrees to hear such a claim, it may determine that Israeli law, not U.S. law, is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proven as a fact, which can be a time-consuming and costly process.

Since our sole Director and Officer does not reside in the United States it may be difficult for courts in the United States to obtain jurisdiction over our foreign assets or persons, and, as a result, it may be difficult or impossible for you to enforce judgments rendered against us or our sole Director or Officer in United States courts. Thus, investing in us may pose a greater risk because should any situation arise in the future in which you have a cause of action against these persons or us, you may face potential difficulties in bringing lawsuits or, if successful, in collecting judgments against these persons or us.

USE OF PROCEEDS

Our offering is being made on a self-underwritten, best-efforts basis: no minimum number of shares must be sold in order for the offering to proceed. We expect to use any proceeds received from the offering for general corporate purposes, including working capital needs set forth in our plan of operation as described below in Management’s Discussion and Analysis or Plan of Operation. The offering scenarios presented are for illustrative purposes only and the actual amount of proceeds, if any, may differ.

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Our Officers and Directors will not receive any compensation for their efforts in selling our shares. Our management will have broad discretion in the application of the net proceeds of this offering. In addition to changing allocations because of the amount of proceeds received, we may change the use of proceeds because of changes in our business plan. Investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. We may invest the net proceeds received from this offering temporarily until we use them for general corporate purposes.

We do not intend to use the proceeds to acquire assets or finance the acquisition of other businesses. At present, no material changes are contemplated. Should there be any material changes in the projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the new uses.

DETERMINATION OF OFFERING PRICE

As there is no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by MBC and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

DILUTION

The historical net tangible book value as of November 18, 2011, was $25,195 or $0.0084 per share. Pro forma net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of November 18, 2011, as adjusted to give effect to the receipt of net proceeds from the sale of 1,500,000 shares of common stock for $129,983, which represents net proceeds after deducting estimated offering expenses of $20,017. This represents an immediate increase of $0.0261 per share to existing stockholders and an immediate and substantial dilution of $0.0655 per share, or approximately 65.52%, to new investors purchasing our securities in this offering. Dilution in pro forma net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the pro forma net tangible book value per share of our common stock immediately following this offering.

The following table sets forth as of November 18, 2011, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase all of the shares being offered in this offering, before deducting offering expenses payable by us, assuming a purchase price in this offering of $0.10 per share of common stock.

	Shares
	Number	Percent	Amount
Existing Stockholder – Israel Menahem Vizel	3,000,000	66.67%	$30,000
New Investors	1,500,000	33.33%	$150,000
Total	4,500,000	100.00%	$180,000

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PLAN OF DISTRIBUTION

3,000,000 common shares are issued and outstanding as of the date of this prospectus. The Company is registering an additional of 1,500,000 shares of its common stock for possible resale at the price of $0.10 per share.

MBC will receive all proceeds from the sale of those shares. The price per share is fixed at $0.10. Prior to being quoted on the OTCBB, the company may sell its shares in private transactions to individuals. Although our common stock is not quoted on a public exchange, we intend to seek a quote on the Over the Counter Bulletin Board (OTCBB). In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.10 until a market develops for the stock.

We intend to seek a quoting with the OTCBB, if we are unable to get a Broker Dealer to apply to the OTCBB or are unable to receive approval to quote in the OTCBB, we may wish to apply to the Pink Sheets.

The offering will conclude at the earlier of the sale for all shares or 180 days after this registration statement becomes effective with the Securities and Exchange Commission. MBC may at its discretion extend the offering for an additional 90 days. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents.

This is a self-underwritten (“best-efforts”) offering.  This Prospectus is part of a registration statement that permits our sole Officer and Director to sell the shares being offered by the Company directly to the public, with no commission or other remuneration payable to them for any shares they may sell.  There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer.  Our sole Officer and Director will sell the shares and intends to offer them to friends, family members and business acquaintances.  In offering the securities on our behalf, our Officer and Director will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Act of 1934.  The Officer and Director will not register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer.

1.	Our sole Officer and Director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation;
2.	Our sole Officer and Director will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;
3.	Our sole Officer and Director is not, nor will be at the time of his participation in the offering, an associated person of a broker-dealer;
4.	Our sole Officer and Director meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or are intended to primarily perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or has been an associated person of a broker or dealer, within the preceding twelve months, and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

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In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

MBC will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share. The holders of our common stock:

•  have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

•  are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•  do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

•  are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to the Bylaws of our Articles of Incorporation and the applicable statutes of the State of Delaware for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of Directors, can elect all of the Directors to be elected, if they so choose and, in that event, the holders of the remaining shares will not be able to elect any of our Directors. After this offering is completed, our sole Officer and Director will own approximately 67.0% of our outstanding shares.

Cash Dividends

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings in our business operations.

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Stock Transfer Agent

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, MBC will act as its own transfer agent.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, Director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Weinberg & Baer LLC to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement. The financial statements are included in reliance on such report given upon the authority of said firm as experts in auditing and accounting.

Jonathan D. Strum, our independent legal counsel, has provided an opinion on the validity of our common stock.

DESCRIPTION OF BUSINESS

On October 13, 2011, we were incorporated in the State of Delaware and established a fiscal year end of December 31. The objective of this corporation is to distribute organic health bars, including initially in Israel.

Executive Summary

Our Company believes that the search for a healthier life is linked directly an active life and to improvements in our eating habits and how we choose our foods. It seems to be a concern on the mind of many individuals who are also trying to have an active healthy life style, including by participating in sports events such as triathlons and marathons. MBC believes that the concept behind organic energy bars is aligned with healthy lifestyle concerns as they assist athletes in eating naturally grown products.

The market for organic foods is growing year over year, and is a flourishing market. As an example, in the United States, research released in 2008 revealed that consumers are increasingly incorporating organic foods into their lifestyles. “Total household penetration across six product categories has risen from 57 percent in 2006 to 59 percent in 2007 (source: http://www.grabstats.com/statmain.asp?StatID=1176 ). The research also showed that the number of core users has increased from 16 percent in 2006 to 18 percent in 2007.” Source: http://www.grabstats.com/statmain.asp?StatID=1177 .

We intend to create a fully functional website (www.m-bar.co) with updates as to healthy events to occur in Israel and post free organic recipes as a way to attract individuals who also will choose to purchase one of organic health bars. We have secured the web domain and the current website is a template of what we expect to further develop. The website is still under construction.

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Therefore we expect to generate revenue by selling our organic health bars:

·	at local sporting events,
·	through health stores;
·	and over our website:

We believe that Marathon Bar will also attract individuals who are seeking a correct and balanced diet for diabetes, losing weight or even athletes who need a help to be on track for their special nutritional and dietary requirements.

We do not plan to manufacture organic food directly, but rather to have as yet unidentified third party suppliers/partners deliver directly to our customers. We plan on establishing a commissioning policy for each supplier/partner. We expect that our suppliers will be able to deliver the products to our clients using their existing structure. If one or all of our suppliers can’t provide delivery service, we would have to hire a third party delivery company and, in this case, we would charge a delivery fee to our clients. In order to keep the delivery cost down, we intend to seek for several clients who live in the same area, so, more deliveries would be made at each time.

Initially we intend to hire a freelance student to hand out free organic health bars at sporting events held in public locations.  We intend to do this at  major soccer, basketball and other sporting events, running events and other public sports events, including  in the large metropolitan areas of Tel-Aviv and Haifa.  We expect to also achieve some free “editorial” media coverage as these matches and the crowd is often covered by the evening news.

Distribution to Stores

We plan to hire a yet undetermined distribution company to be responsible for distributing this product to retail chains.  Our President will make the introduction into the retail chains by calling on the buyers of these establishments.  All distribution and collection of monies will be done by the distributors we plan to hire in the future. Our product will have an additional 15% fee added on to it in order to cover the costs of the  distributor.  We intend to establish a direct sales channel with Eden Teva Markets which is a chain of health food stores in addition to the major chain stores such as Supersol, Blue Square, and others.  We intend to offer them to sell our organic health bars and place the product on their shelves.  Here too we intend to have students handing out tasters to passing customers, thereby explaining the benefits of the health bar we are selling.

Market Analysis

According to the website Wikipedia, organic food is the fastest growing sector of the American food marketplace.  In  management’s belief, we expect that this is a growth industry in the Israeli food marketplace as well.  Source: http://en.wikipedia.org/wiki/Organic_food. In the United States, organic food sales have grown by 17 to 20 percent a year for the past few years while sales of conventional food have grown at only about 2 to 3 percent a year Source:   http://www.health-wellness-4all.com/organic-food.html.

The Organic Trade Association’s 2010 Organic Industry Survey also reinforces the potential of organic food marketplace:

“Organic product sales in 2009 grew by 5.3 percent overall, to reach $26.6 billion. Of that figure, $24.8 billion represented organic food. The remaining $1.8 billion were sales of organic non-foods. While total U.S. food sales grew by only 1.6 percent in 2009, organic food sales grew by 5.1 percent. Experiencing the most growth, organic fruits and vegetables, which represent 38 percent of total organic food sales, reached nearly $9.5 billion in sales in 2009, up 11.4 percent from 2008 sales. Most notable, organic fruits and vegetables now represent 11.4 percent of all U.S. fruit and vegetable sales.” Source: www.organicnewsroom.com/2010/04/us_organic_product_sales_reach_1.html

“Mass market grocery stores represent the largest single distribution channel, accounting for 38 percent of organic food sales in 2006. This is up from a 35 percent share of total sales in 2005. The natural food channel is still strong. The sales of larger grocery natural food stores combined with smaller independent natural food stores and chains accounts for 44 percent of organic food and beverage sales. Mass merchandisers and club stores, food service, internet/mail order and farmers’ markets represent 8 percent, 4 percent, 2.2 percent, and 2 percent of organic food sales, respectively. Source: http://www.ota.com/definition/quickoverview.html

New research from The Natural Marketing Institute (NMI) released in 2008 reveals that consumers are increasingly incorporating organic into their lifestyles. Total household penetration across six product categories has risen from 57 percent in 2006 to 59 percent in 2007. The research also showed that the number of core users has increased from 16 percent in 2006 to 18 percent in 2007 Source: http://www.grabstats.com/statmain.asp?StatID=1176/ http://www.grabstats.com/statmain.asp?StatID=1177

Finally, organic food and agriculture have taken hold in the Israeli market place.  Between 2006 and 2008, according to statistics by the Israel Bio-Organic Agriculture Association (IBOAA) sales of organic foods in Israel grew by 30% and organic systems now account for almost 5% of total agriculture in Israel – a figure comparable to many western countries where the organic market is much more developed.   The trend is even greater today. http://www.greenprophet.com/2008/04/smallscale-farming-big/

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Management feels that there is a large potential growth in the development of online sales of organic foods, including sports health bars manufactured with organic ingredients. Marathon Bar intends to penetrate this market using a strategy of attracting customers to buy its energy bars by explaining the health and athletic benefits of an organic energy bar. We have no arrangements in place with any of the companies identified as organic food suppliers.

Description of our Product

Our business will be based on the development of the website www.m-bar.co, from which we expect to attract customers who are interested in purchasing organic energy health bars to consume prior, during or after their training or participation in sporting events.

Competitive Advantages

Currently, we are not offering any services or selling any product in our website as we are still in the development stage of our company. Our main competitor is a local Israeli based company, On Target Sports founded in 2005 that has focused on importing and marketing specialty equipment/gear and nutrition for endurance athletes, in order to help them reach their goal. Their wholesale chain covers the entire country with over 100 stores: Bike, professional running, triathlon, fitness clubs, health and nutrition. In addition to traditional stores, their distribution network includes kiosks and booths at major sports events year round, in order to showcase its products and to meet its customers' needs. We intend to sell our products in these markets and believe that our main advantage will be our ability to cooperate with other food distributers and work within their networks as an additional source of endurance products. We expect to have a significant distinction from our competition due to our business model, where we plan to offer different services and products from those available on our competitors’ websites such as:

·	Forums for the users of our product that are open to all endurance athletes and not driven by specific teams or clubs
·	Updates as to which events will be sponsored by us as well as tips for such event
·	Comparisons among different products even if these products are distributed by competitors
·	.

Marketing

Since we are initially targeting the market segment to ages 18 to 50, we believe that in addition to advertising at triathlon, running and other sports events, the internet will play an important marketing vehicle to get Marathon Bar known. Bearing this in mind, our plan consists of:

Facebook (www.facebook.com): by creating a profile for Marathon Bar, we expect to join a community interested in organic energy bars and healthy eating habits. In this way, we can make our business known and attract more potential users to our services.

Twitter (www.twitter.com): by posting information about organic health bars and healthy eating habits, we intend to promote our business and attract more users to our website. Also, by encouraging our users to post opinions and suggestions about our organic energy bars we expect to raise interest to our business

Also we plan to advertise on the website products and services related to weekend sports events and healthy eating habits and to participate in expositions and forums.

Intellectual Property

We intend, in due course, subject to legal advice, to apply for trademark protection and/or copyright protection in Israel and other jurisdictions. We intend to aggressively assert our rights trademark and copyright laws to protect our intellectual property, including product design, product research and concepts and recognized trademarks. These rights are protected through the acquisition of trademark registrations, the maintenance of copyrights, and, where appropriate, litigation against those who are, in our opinion, infringing these rights.

While there can be no assurance that registered trademarks and copyrights will protect our proprietary information, we intend to assert our intellectual property rights against any infringer. Although any assertion of our rights can result in a substantial cost to, and diversion of effort by, our Company, management believes that the protection of our intellectual property rights is a key component of our operating strategy.

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Regulatory Matters

We are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations. However, we still need to verify certifications and possible government approvals needed to execute our business. We are subject to the laws and regulations of those jurisdictions in which we plan to sell our product, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

Employees and Employment Agreements

As the date of this prospectus, MBC has no permanent staff other than its sole Officer and Director, Mr. Zivel, who is the President, CEO and Chairman of the Company. Mr. Zivel is employed elsewhere and has the flexibility to work on MBC up to 15 hours per week. He is prepared to devote more time to our operations as may be required. He is not being paid at present.

There are no employment agreements in existence. The Company presently does not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, the Company may adopt plans in the future. Management does not plan to hire additional employees at this time. Our sole Officer and Director will be responsible for the initial servicing. When the Company raises enough funds and resumes the work on its current Internet website template (www.m-bar.cm), it will hire an independent consultant for the further development and finalization of the site. The Company also intends to hire sales representatives initially on a commission only basis to keep administrative overhead to a minimum.

Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

Property

We have virtual mail address located at 427 N Tatnall St., #32607, Wilmington, DE 19801-2230, our telephone and fax number is (888)267-1134.    Except for the virtual mail address and the rent free use of a room at the premises of our President in Jerusalem for our operations in Israel, the Company does not own or rent any property.  We expect that once our business is able to expand and we have the financial resources then we will seek additional rental locations for our operations, including in Israel.

AVAILABLE INFORMATION

We are not yet subject to the reporting requirements of the Securities Exchange Act of 1934. We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our Company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We will comply with the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E, WashingtonD.C.20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

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Reports to security holders

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 13 (a) or 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC’s Public Reference Room or visiting the SEC’s Internet website (see “Available Information” above).

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings.

FINANCIAL STATEMENTS

Our fiscal year end is December 31. We will provide audited financial statements to our stockholders on an annual basis; as prepared by an Independent Certified Public Accountant.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

As long as we succeed to raise the funds required to start our operation, we plan to develop its initial activities in 12 months, after the termination of this offering, as shown in the following tables, which presents the planned activities, duration and investments. If we do not raise enough cash through this offering, the following plan of operation below will take effect after we raise enough funds to do so.

As of the date of this prospectus, we have not yet implemented our business plan; we have only secured the web domain ( www.m-bar.co ) and created a template of our to-be finalized website.

Our business development is planned to start with market research and analysis for organic sports health bars, during the first 3 months, legal and regulatory research during  the 2 nd and 3 rd quarters, development of the detailed services concept and development of the detailed market plan until 6 months following the completion of our capital raise; suppliers selection and partnership agreements for 6 months following the completion of our capital raise; and in the three months following our capital raise the final development of our website, planned to be completed within 12 th month following our capital raise, when we expect to be fully functional.

Our plans would be curtailed under offering scenarios of less than 100%. All of our anticipated costs are shown in the tables below under possible results of the sale of our shares (if 100% or 50% of the offered shares are sold).

The tables below represents our plan of operation using the net proceeds (gross proceeds less offering costs) under the 50% and 100% offering scenarios.

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	Plan of Operation if 100% of shares are Sold
	Activities	Ist Quarter	2 nd Quarter	3rd Quarter	4th Quarter	Total
1	Market Research and Analysis for Energy Bars	12,500	12,500	2,500	2,500	30,000
2	Legal and Regulatory research		20,000			20,000
3	Development of the detailed services concept			10,000	10,000	20,000
4	Suppliers selections and partnership			10,000		10,000
5	Website final development			10,000	5,000	15,000
6	Back office	5,000	5,000	10,000	10,000	30,000
	Total	17,500	37,500	42,500	27,500	125,000	*

·	$25,000 will be reserved for unexpected obligations

	Plan of Operation if 50% of shares are Sold
	Activities	Ist Quarter	2 nd Quarter	3rd Quarter	4th Quarter	Total
1	Market Research and Analysis for Energy Bars	2,500	2,500	2,500	2,500	10,000
2	Legal and Regulatory research		7,500			10,000
3	Development of the detailed services concept			10,000	10,000	20,000
4	Suppliers selections and partnership			5,000		5,000
5	Website final development			7,500	5,000	12,500
6	Back office	5,000	5,000	5,000	5,000	20,000
	Total	7,500	15,000	30,000	22,500	75,000
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1.      Market Research and Analysis for Organic Energy Bars

·	Better understand the organic food market by finding research related to it, such as the Market Information and Industry Research -. Estimated cost: $2,500

·	Analysis of organic food market and energy health bar market

·	Analysis of what is needed and expected by our target market

2.      Legal and regulatory research

·	Verify legal and regulation requirements related to offering organic recipes services

·	Verify certifications and possible government approvals needed to execute our business.

3.      Development of the detailed services concept

·	According to the results from market research and analysis, refine and detail the concept of MBC health bars

4.      Development of the detailed Marketing Plan

·	Study and define the best strategy to use Facebook, Twitter, You Tube and internet search engines to promote and attract our target market

·	Select website, expositions and forums to define our participation and the budget needed

5.      Suppliers selections and partnership

·	Select possible organic food suppliers

·	Establish partnership and commissioning policy

6.      Website development

·	Contract web designing services to finish our ‘under construction’ website

·	Develop the Marathon Bar website template according to what was specified in the development of the detailed services concept phase

We expect to generate revenue from the sale of our sports energy bars.  To be successful, our company needs to accomplish the steps described above, in order to have a better understanding of the Market and then establish our Marketing strategies. Our company believes that the success of our business relies on the proper execution of the above described plan of operation.

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We do not plan to manufacture our product but rather to have as yet unidentified third party suppliers/partners provide us with the energy bars under our MBC trade name and according to our business model. We expected that our product shall be sourced from multiple suppliers/partners, which would allow us to possibly always have a supplier nearby our clients, resulting in faster delivery and fresher ingredients. We plan on establishing a commissioning policy for each supplier/partner. We expect that our suppliers will be able to deliver the products to our clients using their existing structure. If one or all of our suppliers can’t provide delivery service, we would have to hire a third party delivery company and, in this case, we would charge a delivery fee to our clients. In order to keep the delivery cost down, we intend to seek for several clients who live in the same area, so, more deliveries would be made at each time.

Results of Operations

For the period from inception through November 18, 2011, we had no revenue. Expenses for the period totaled $4,806 resulting in a Net loss of $306. The majority of expenses are associated with the filing of the Company’s S-1, including auditing and legal fees.

Capital Resources and Liquidity

As of November 18, 2011 we had $29,933 in cash, with liabilities of $4,738, costs mostly associated with the filing of this prospectus.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. We believe that 50% of the amount of the offering would likely allow us to maintain our reporting status for 12 months once this registration becomes effective. We believe that unless we are able to raise the full offering amount of $150,000 then we will not have sufficient funds to meet all of our capital needs for the next twelve months as envisioned under our business plan. In the event of the failure to complete our offering we would need to seek capital from other resources such as debt financing, which may not even be available to us. Raising 50% of our target would not allow the Company to complete a basic website capable of generation revenues and the Company would have to seek additional capital through debt or equity in order to create a website capable of generating revenue.  The Company believes if it can raise at least 60% or more of its financing goals under this prospectus it will be able to build a website capable of generating revenues.

 Management believes that if subsequent private placements are successful, we will generate sales revenue within the following twelve months thereof. However, additional equity financing may not be available to us on acceptable terms or at all, and thus we could fail to satisfy our future cash requirements.

We are exclusively dependent upon the success of the anticipated offering described herein. Therefore, the failure thereof would result in need to seek capital from other resources such as debt financing, which may not even be available to the Company. However, if such financing were available, because we are a development stage Company with no operations to date, it would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing.  If the Company cannot raise additional proceeds via a private placement of its common stock or secure debt financing, it would be required to cease business operations. As a result, investors would lose all of their investment.

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We do not anticipate researching any further products or services other than the ones described on this prospectus nor the purchase of any significant equipment. The health bars to be sold shall be provided by our suppliers and partners. Our company believes that, due to the fact that we have not implemented our business plan and have not generated any revenues yet, it is important to keep the focus on our business plan before starting researching for new products and services, depending on the results of our plan of operation We also do not expect any significant additions to the number of employees, as the company intends to hire third party consultants when necessary.

As of the date of this registration statement, the current funds available to the Company will not be sufficient to continue maintaining a reporting status. The Company’s sole Officer and Director, Mr. Israel Menahem Vizel, has indicated at this time that he may be willing to provide funds required to maintain the reporting status in the form of a non-secured loan for the next twelve months as the expenses are incurred if no other proceeds are obtained by the Company. However, there is no contract in place or written agreement securing this agreement. Management believes if the Company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the Company. As such, any investment previously made would be lost in its entirety.

Should the Company fail to raise capital through this offering and Mr. Vizel is unwilling or unable to loan the Company funds to proceed with its plans the Company will have to cease all business activities until such time further funds are raised.  As the Company does not currently have enough cash to fund its business plan and may not have enough to pay all of its liabilities; if the Company is unable to raise funds from this offering it may be able to issue restricted common shares to its creditors to satisfy their debts. The Company would only offer its creditors shares to settle debt if unable to raise equity financing. The Company would not settle any related debt with this type of share offering.  The Company’s current debts are to its auditor and printer. There is no assurance that any of the Company’s creditors would accept restricted shares from the company in exchange for its debt.

Off-balance sheet arrangements

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect or change on the Company’s financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the Company is a party, under which the Company has (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUTING AND

FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants regarding our accounting, financial disclosures or any other matter.

DIRECTORS AND EXECUTIVE OFFICERS

Identification of Directors and executive Officers

Our sole Director serves until his successor is elected and qualified. Our sole Officer is elected by the Board of Directors to a term of one (1) year and serves until his successor is duly elected and qualified, or until he is removed from office. The Board of Directors has no nominating or compensation committees. The Company’s current Audit Committee consists of our sole Officer and Director.

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The name, address, age and position of our present sole Officer and Director is set forth below:

Name	Age	Position(s)
		President, Secretary/ Treasurer, Chief Financial
Israel Menahem Vizel	33	Officer, Chief Executive Officer and Chairman of
		the Board of Directors.

The person named above has held his offices/positions since inception of our Company and is expected to hold his offices/positions at least until the next annual meeting of our stockholders.

Business Experience

From October 2008 to present, Mr. Vizel has been employed full time as  the Chief Operating Officer of Schottenstein School in Jerusalem Israel where he overseas the financial and management  of the school.  He handles all administrative aspects of the running the school. Since June 2005 to June 2011 Mr. Vizel organized lectures for a specific coursework at the Hebrew University in Jerusalem.

Conflicts of Interest

At the present time, the Company does not foresee any direct conflict between Mr.Vizel other business interests and his involvement in MBC.

EXECUTIVE COMPENSATION

MBC has made no provisions for paying cash or non-cash compensation to its sole Officer and Director. No salaries are being paid at the present time, and none will be paid unless and until our operations generate sufficient cash flows.

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officer for all services rendered in all capacities to us for the period from inception October 13, 2011 through November 25, 2011.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Israel Menahem Vizel	2011	0	0	0	0	0	0	0	0
President
29

We did not pay any salaries in 2011. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our sole Officer and Director other than as described herein.

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of November 25, 2011.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)

Israel Menahem Vizel	-	-	-	-	-	-	-	-	-

There were no grants of stock options since inception to the date of this Prospectus.

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

The Board of Directors of MBC has not adopted a stock option plan. The Company has no plans to adopt it but may choose to do so in the future.

Stock Awards Plan

The Company has not adopted a Stock Awards Plan, but may do so in the future. The terms of any such plan have not been determined.

Director Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our Directors for all services rendered in all capacities to us for the period from inception (10/13/2011) through November 25, 2011.

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DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Israel Menahem Vizel	0	0	0	0	0	0	0

At this time, MBC has not entered into any employment agreements with its sole Officer and Director. If there is sufficient cash flow available from our future operations, the Company may enter into employment agreements with our sole Officer and Director or future key staff members.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole Officer and Director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what this ownership will be assuming completion of the sale of all or partial shares in this offering. The stockholder listed below has direct ownership of her shares and possesses sole voting and dispositive power with respect to the shares.

Title of Class	Name and Address of Beneficial Owner [1]	Amount and Nature of Beneficial Ownership	Percent of Class	Percentage of Ownership Assuming all of the Shares are Sold

Common Stock	Israel Menahem Vizel, c/o 427 N Tatnall St.#32607 Wilmington, DE 19801-2230	3,000,000	100%	67%

	All Officers and Directors as a Group (1 person)	3,000,000	100%	67%
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[1] The person named above may be deemed to be a “parent” and “promoter” of our Company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct and indirect stock holdings. Mr. Israel Menahem Vizel is the only “promoter” of our Company.

Our sole Officer and Director will continue to own the majority of our common stock after the offering, regardless of the number of shares sold. Since he will continue control the Company after the offering, investors will be unable to change the course of the operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On November 14, 2011, we issued a total of 3,000,000 shares of common stock to Mr. Israel Menahem Vizel, our sole Officer and Director, for total cash consideration of $30,000. The Company believes that this issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Under our Bylaws, we may indemnify an officer or Director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the Officer or Director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or Director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Delaware.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

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Part II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

 Independently of whether or not all shares are sold, the estimated expenses of the offering, all of which are to be paid by the Company, are as follows:

Legal and Accounting	$18,500.00
SEC Filing Fee	$17.40
Printing & Transfer Agent	$1,500.00

TOTAL	$20,017.40

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Bylaws provide that we will indemnify an officer, Director, or former officer or Director, to the full extent permitted by law. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our Directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

RECENT SALES OF UNREGISTERED SECURITIES

MBC is authorized to issue up to 100,000,000 shares of common stock with a par value of $0.0001.The Company is not listed for trading on any securities exchange in the United States and there has been no active market in the United States or elsewhere for the common shares.

The 3,000,000 shares sold to our sole officer and Director were offered and sold in reliance on the exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

During the current year, the Company has sold the following securities which were not registered under the Securities Act of 1933, as amended:

We have issued 3,000,000 common shares to our sole officer and Director for total of $30,000 received on November 14, 2011, or $0.01 per share.

The shares were offered and sold in reliance on the exemption from registration afforded by Rule 903(b)(3) of Regulation S, promulgated pursuant to the Securities Act of 1933, as amended.

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We have spent a portion of the above proceeds to pay for costs associated with this prospectus and expect the balance of the proceeds to be mainly applied to further costs of this prospectus and administrative costs.

34

We shall report the use of proceeds on our first periodic report filed pursuant to sections 13(a) and 15(d) of the Exchange Act after the effective date of this Registration Statement and thereafter on each of our subsequent periodic reports through the later of disclosure of the application of all the offering proceeds, or disclosure of the termination of this offering.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.	Document Description
*3(i)	Articles of Incorporation
*3(ii)	By-laws
*5(i)	Opinion re legality
*23(i)	Consent of legal counsel
23(ii)	Consent of Auditor

*Previously filed.

Description of Exhibits

Exhibit 3(i)        Certificate of Incorporation of Marathon Bar Corp., dated October 13, 2011.

Exhibit 3(ii)       Bylaws of Marathon Bar Corp.

Exhibit 5 (i)        Opinion of Jonathan D. Strum, dated November 28, 2011, regarding the legality of the securities being registered.

Exhibit 23(i)      Consent of Jonathan D. Strum dated November 28, 2011.

Exhibit 23(ii)      Consent of Weinberg and Baer LLC, dated January 23, 2012.

UNDERTAKINGS

The undersigned registrant hereby undertakes:

(a)(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.         To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.        To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

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iii.       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, that:

A.   Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 15 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B.   Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.    If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

5.    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.         If the registrant is relying on Rule 430B:

A.   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

36

 B.   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.        If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6.    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.         Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.        Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.       The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.       Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our Director, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our Director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our Director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Jerusalem, State of Israel, on this 23rd day of January 2012.

Marathon Bar, Inc.

/s/ Israel MenahemVizel
Israel Menahem Vizel
President and Director
Principal Executive Officer
Principal Financial Officer
Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Israel Menahem Vizel
Israel Menahem Vizel
President and Director
Principal Executive Officer
Principal Financial Officer
Principal Accounting Officer
January 23, 2012
39

MARATHON BAR CORP.

(A DEVELOPMENT STAGE COMPANY)

INDEX TO FINANCIAL STATEMENTS

NOVEMBER 18, 2011

F-1

REPORT OF REGISTERED INDEPENDENT AUDITORS

To the Board of Directors and Stockholders

of  Marathon Bar Corp.:

We have audited the accompanying balance sheets of Marathon Bar Corp. (a Delaware corporation in the development stage) as of November 18, 2011 and the related statements of operations, stockholders’ equity, and cash flows for the period from inception (October 13, 2011) through November 18, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Marathon Bar Corp. as of November 18, 2011 and the results of its operations and its cash flows from inception (October 13, 2011) through November 18, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in the development stage, and has not established any source of revenue to cover its operating costs. As such, it has incurred an operating loss since inception. Further, as of November 18, 2011, the cash resources of the Company were insufficient to meet its planned business objectives. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan regarding these matters is also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Respectfully submitted,

/s/ Weinberg & Baer LLC

Weinberg & Baer LLC

Baltimore, Maryland

November 21, 2011

F-2

MARATHON BAR CORP.

(A DEVELOPMENT STAGE COMPANY)

 BALANCE SHEET

AS OF NOVEMBER 18, 2011

As of
November 18,
2011

ASSETS
Current Assets:
Cash or cash equivalents	$29,933
Deferred offering costs	4,500
Total current assets	34,433

Total Assets	$34,433

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$4,500
Due to shareholders	238
Total Current Liabilities	4,738

Commitments and Contingencies	-

Stockholders' Equity (Deficit):
Common stock, par value $0.0001 per share, 100,000,000 shares authorized; 3,000,000 shares issued and outstanding	300
Additional paid-in capital	29,700
(Deficit) accumulated during development stage	(306)

Total stockholders' equity (deficit)	29,695

Total Liabilities and Stockholders' Equity	$34,433

The accompanying notes to financial statements are

an integral part of these statements.

F-3

MARATHON BAR CORP.

(A DEVELOPMENT STAGE COMPANY)

 STATEMENTS OF OPERATIONS

CUMULATIVE FROM INCEPTION (OCTOBER 13, 2011)

THROUGH NOVEMBER 18, 2011

	October 13, 2011	Cumulative
	Through	From
	November 18, 2011	Inception

Revenues	$-	$-

Expenses:
General and administrative -
Professional fees	238	238
Other	68	68

Total general and administrative expenses	306	306
	-	-
(Loss) from Operations	(306)	(306)

Provision for income taxes	-	-

Net (Loss)	$(306)	$(306)

(Loss) Per Common Share:
(Loss) per common share - Basic and Diluted	$(0.00)

Weighted Average Number of Common Shares Outstanding - Basic and Diluted	405,405

The accompanying notes to financial statements are

an integral part of these statements.

F-4

MARATHON BAR CORP.

(A DEVELOPMENT STAGE COMPANY)

 STATEMENT OF STOCKHOLDERS' EQUITY

FOR THE PERIOD FROM INCEPTION (OCTOBER 13, 2011)

THROUGH NOVEMBER 18, 2011

					(Deficit)
					Accumulated
			Stock	Additional	During the
	Common stock		Subscriptions	Paid-in	Development
Description	Shares	Amount	Receivable	Capital	Stage	Totals

Balance - at inception	-	$-	$-	$-	$-	$-

Common stock issued for cash ($0.01/share)	3,000,000	300	-	29,700	-	30,000

Net (loss) for the period	-	-	-	-	(306)	(306)

Balance -November 18, 2011	3,000,000	300	-	29,700	(306)	29,695

The accompanying notes to financial statements are

an integral part of these statements.

F-5

MARATHON BAR CORP.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

CUMULATIVE FROM INCEPTION (OCTOBER 13, 2011)

THROUGH NOVEMBER 18, 2011

	October 13, 2011	Cumulative
	Through	From
	November 18, 2011	Inception

Operating Activities:
Net (loss)	$(306)	$(306)
Adjustments to reconcile net (loss) to net cash provided by operating activities:
Deferred offering costs	(4,500)	(4,500)
Accounts payable and accrued liabilities	4,500	4,500

Net Cash Used in Operating Activities	(306)	(306)

Investing Activities:
Cash provided by investing activities	-	-

Net Cash Provided by Investing Activities	-	-

Financing Activities:
Due to shareholders	238	238
Proceeds from common stock	30,000	30,000

Net Cash Provided by Financing Activities	30,238	30,238

Net (Decrease) Increase in Cash	29,933	29,933

Cash - Beginning of Period	-	-

Cash - End of Period	$29,933	$29,933

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$-	$-
Income taxes	$-	$-

 The accompanying notes to financial statements are an integral part of these statements.

F-6

MARATHON BAR CORP. (A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

1. Summary of Significant Accounting Policies

Basis of Presentation and Organization

Marathon Bar Corp. (the “Company”) is in the development stage, and has limited operations. The Company was incorporated under the laws of the State of Delaware on October 13, 2011. The business plan of the Company is to become a leading importer of healthy energy snack bars. The accompanying financial statements of the Company were prepared from the accounts of the Company under the accrual basis of accounting.

Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

Revenue Recognition

The Company is in the development stage and has yet to realize revenues from operations. Once the Company has commenced operations, it will recognize revenues when delivery of goods or completion of services has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable.

Loss per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the period. Fully diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There were no dilutive financial instruments issued or outstanding for the period ended November 18, 2011.

Income Taxes

The Company accounts for income taxes pursuant to FASB ASC 740. Deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets. The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

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Fair Value of Financial Instruments

The Company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange. As of November 18, 2011 the carrying value of accounts payable-trade and accrued liabilities approximated fair value due to the short-term nature and maturity of these instruments.

Deferred Offering Costs

The Company defers as other assets the direct incremental costs of raising capital until such time as the offering is completed. At the time of the completion of the offering, the costs are charged against the capital raised. Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated.

Common Stock Registration Expenses

The Company considers incremental costs and expenses related to the registration of equity securities with the SEC, whether by contractual arrangement as of a certain date or by demand, to be unrelated to original issuance transactions. As such, subsequent registration costs and expenses are reflected in the accompanying financial statements as general and administrative expenses, and are expensed as incurred.

Lease Obligations

All non cancellable leases with an initial term greater than one year are categorized as either capital leases or operating leases. Assets recorded under capital leases are amortized according to the methods employed for property and equipment or over the term of the related lease, if shorter.

Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of November 18, 2011 and cumulative expenses from inception. Actual results could differ from those estimates made by management.

Fiscal Year End

The Company has adopted a fiscal year end of December 31.

2. Development Stage Activities and Going Concern

The Company is currently in the development stage, and has limited operations. The business plan of the Company is to become a leading importer of healthy energy snack bars.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which contemplate continuation of the Company as a going concern. The Company has not established any source of revenues to cover its operating costs, and as such, has incurred an operating loss since inception. Further, as of November 18, 2011 the cash resources of the Company were insufficient to meet its current business plan. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

F-8

3. Common Stock

On November 14, 2011, the Company issued 3,000,000 shares of common stock to the director of the Company at a price of $0.01 per share, for a $30,000 subscription receivable. Payment of the subscription was received by November 18, 2011.

The Company has commenced a capital formation activity by filing a Registration Statement on Form S-1 to the SEC to register and sell in a self-directed offering 1,500,000 shares of newly issued common stock at an offering price of $0.10 per share for proceeds of up to $150,000. As of November 18, 2011, the Company accrued $4,500 of audit deferred offering costs related to this capital formation activity.

4. Income Taxes

The provision (benefit) for income taxes for the period ended November 18, 2011 was as follows (assuming a 15% effective tax rate):

2011

Current Tax Provision:
Federal-
Taxable income	$-

Total current tax provision	$-

Deferred Tax Provision:
Federal-
Loss carryforwards	$46
Change in valuation allowance	(46)

Total deferred tax provision	$-

The Company had deferred income tax assets as of November 18, 2011 as follows:

2011

Loss carryforwards	$46
Less - Valuation allowance	(46)

Total net deferred tax assets	$-

The Company provided a valuation allowance equal to the deferred income tax assets for period ended November 18, 2011 because it is not presently known whether future taxable income will be sufficient to utilize the loss carryforwards.

As of November 18, 2011, the Company had approximately $306 in tax loss carryforwards that can be utilized future periods to reduce taxable income, and expire by the year 2031.

The Company did not identify any material uncertain tax positions on tax returns that were or will be filed.  The Company did not recognize any interest or penalties for unrecognized tax benefits.

The federal income tax returns of the Company are subject to examination by the IRS, generally for three years after they are filed.

F-9

5.  Related Party Loans and Transactions

On November 14, 2011, the Company issued 3,000,000 shares of common stock to the director and officer of the Company at a price of $0.01 per share, for a $30,000 subscription receivable.

As of November 18, 2011, loans from related parties amounted to $238 and represented working capital advances from a Director who are also a stockholder of the Company. The loans are unsecured, non-interest bearing, and due on demand.

The Company's director provides rent-free office space to the Company.

6.  Recent Accounting Pronouncements

In May 2011, the FASB issued ASU 2011-04, "Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and International Financial Reporting Standards ("IFRSs")." Under ASU 2011-04, the guidance amends certain accounting and disclosure requirements related to fair value measurements to ensure that fair value has the same meaning in U.S. GAAP and in IFRS and that their respective fair value measurement and disclosure requirements are the same. ASU 2011-04 is effective for public entities during interim and annual periods beginning after December 15, 2011. Early adoption is not permitted. The Company does not believe that the adoption of ASU 2011-04 will have a material impact on the Company's results of operation and financial condition.

In June 2011, the FASB issued ASU No. 2011-05, "Comprehensive Income (ASC Topic 220): Presentation of Comprehensive Income," ("ASU 2011-05") which amends current comprehensive income guidance. This accounting update eliminates the option to present the components of other comprehensive income as part of the statement of shareholders' equity. Instead, comprehensive income must be reported in either a single continuous statement of comprehensive income which contains two sections, net income and other comprehensive income, or in two separate but consecutive statements. ASU 2011-05 will be effective for public companies during the interim and annual periods beginning after Dec. 15, 2011 with early adoption permitted. The Company does not believe that the adoption of ASU 2011-05 will have a material impact on the Company's results of operation and financial condition.

There were various other updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries.  None of the updates are expected to a have a material impact on the Company's financial position, results of operations or cash flows.

7.  Subsequent Events

Subsequent events have been evaluated through November 21, 2011, which is the date these financial statements were available to be issued.

F-10